UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 30, 2022

Sage Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	001-36544	27-4486580
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

215 First Street Cambridge, MA	02142
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (617) 299-8380

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	SAGE	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On June 6, 2022, Sage Therapeutics, Inc. (the “Company”) and certain of its directors entered into a settlement agreement with a stockholder of the Company to resolve an action brought derivatively on behalf of the Company in the Delaware Court of Chancery (the “Court”) challenging historical compensation practices for the Company’s non-employee directors (the “Derivative Action”). Pursuant to the terms of the settlement agreement, the Company has implemented or agreed to implement and maintain certain changes to its director compensation policies and practices. The settlement also provides for a release of claims related to the allegations in the Derivative Action with no admission of any wrongdoing. As part of the settlement, the Company is responsible for the payment of attorney’s fees in an amount that has not yet been determined. The Court must approve the settlement of the Derivative Action. The parties have agreed that as part of the settlement, if the settlement is approved, all of the claims asserted in the Derivative Action will be dismissed. As required by the Court, a copy of the Notice of Pendency of Settlement of Action is included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Notice of Pendency of Settlement of Action, approved in connection with a scheduling order dated June 30, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 14, 2022		SAGE THERAPEUTICS, INC.

	By:	/s/ Jennifer Fitzpatrick
Jennifer Fitzpatrick
Vice President, Corporate Counsel